UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – November 4, 2004

Correctional Properties Trust

(Exact name of Registrant as specified in its declaration of trust)

Maryland	1-14031	65-0823232

(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction		Identification No.)
of incorporation or organization)

3300 PGA Blvd., Suite 750, Palm Beach Gardens, Florida 33410

(Address and zip code of principal executive offices)

(561) 630-6336

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 of the Form 8-K of Correctional Properties Trust, a Maryland real estate investment trust (the “Company” or “CPT”), reporting events occurring on November 4, 2004 and filed on November 10, 2004 is amended and restated in its entirety as set forth below.

Item 9.01. Financial Statements and Exhibits.

The following pro forma financial information is included herein pursuant to Item 9(b):

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2004.

Unaudited Pro Forma Condensed Consolidated Statement of Income for the Year Ended December 31, 2003.

Unaudited Pro Forma Condensed Consolidated Statement of Income for the Year Ended December 31, 2002.

Unaudited Pro Forma Condensed Consolidated Statement of Income for the Year Ended December 31, 2001.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORRECTIONAL PROPERTIES TRUST
November 15, 2004	By:	/s/ David J. Obernesser
David J. Obernesser
Vice President and Chief Financial Officer

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma Condensed Consolidated Balance Sheet of Correctional Properties Trust (“CPT”) as of September 30, 2004 is presented as if the Pamlico Correctional Facility (the “Pamlico Facility’’) and the Mountain View Correctional Facility (the “Mountain View Facility”) were sold as of September 30, 2004 and the Taxable Mortgage Bonds, Series 2001 (the “Bonds”) were repaid as of September 30, 2004.

The following unaudited pro forma Condensed Consolidated Statements of Income for the years ended December 31, 2003, 2002 and 2001 are presented as if the Pamlico Facility and the Mountain View Facility were sold and the Bonds were repaid at the beginning of the periods presented. The unaudited pro forma information was prepared utilizing the accounting policies outlined in the historical financial statements.

The unaudited consolidated statement of income for the nine months ended September 30, 2004 reflecting the results of operations of the Pamlico Facility and Mountain View Facility as discontinued operations has been included in the Form 10-Q for the quarter ended September 30, 2004.

In management’s opinion, all adjustments necessary to reflect the above discussed transactions have been made. The unaudited pro forma Condensed Consolidated Balance Sheet and Statements of Income do no purport to represent the Company’s results of operations for future periods.

CORRECTIONAL PROPERTIES TRUST
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2004
(UNAUDITED)
(AMOUNTS IN THOUSANDS)

		SALE OF
		PAMLICO
		AND
	CPT	MOUNTAIN
	HISTORICAL	VIEW (A)	PRO FORMA
Assets
Real estate properties, at cost
Correctional and detention facilities	$243,747	$—	$243,747
Less — accumulated depreciation	(32,772)	—	(32,772)

Net real estate properties	210,975	—	210,975
Assets held for sale, net	53,515	(53,515)	—
Cash and cash equivalents	3,027	2,536	5,563
Deferred financing costs	1,523	—	1,523
Other assets	2,396	—	2,396

Total assets	$271,436	$(50,979)	$220,457

Liabilities and shareholders’ equity
Liabilities
Accounts payable and accrued expenses	$1,109	$—	$1,109
Deferred revenue	2,056	—	2,056
Liabilities associated with assets held for sale	55,943	(55,943)	—

Total liabilities	59,108	(55,943)	3,165

Shareholders’ equity	212,328	4,964	217,292

Total liabilities and shareholders’ equity	$271,436	$(50,979)	$220,457

(A) Represents the sale of the Pamlico Facility and Mountain View Facility to the State of North Carolina, and the repayment of the Bonds using the net proceeds from the sale together with a substantial portion of the debt service fund.

CORRECTIONAL PROPERTIES TRUST
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2003
(UNAUDITED)
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

		SALE OF
		PAMLICO
		AND
	CPT	MOUNTAIN
	HISTORICAL	VIEW (B)	PRO FORMA
Revenue
Rental	$32,309	$(6,651)	$25,658
Interest	108	(61)	47

	32,417	(6,712)	25,705

Expenses
Depreciation	7,396	(1,784)	5,612
General and administrative	2,089	(120)	1,969
Interest	9,193	(4,090)	5,103

	18,678	(5,994)	12,684

Income from continuing operations	$13,739	$(718)	$13,021

Income from continuing operations per common share
Basic	$1.52		$1.44

Diluted	1.50		1.42

Weighted average shares outstanding
Basic	9,048		9,048

Diluted	9,144		9,144

(B) Represents the historical results of operations of the Pamlico Facility and Mountain View Facility for the period presented.

CORRECTIONAL PROPERTIES TRUST
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2002
(UNAUDITED)
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

		SALE OF
		PAMLICO
		AND
	CPT	MOUNTAIN
	HISTORICAL	VIEW (B)	PRO FORMA
Revenue
Rental	$30,017	$(6,651)	$23,366
Interest	187	(113)	74

	30,204	(6,764)	23,440

Expenses
Depreciation	7,133	(1,784)	5,349
General and administrative	1,525	(77)	1,448
Interest	11,418	(4,150)	7,268

	20,076	(6,011)	14,065

Income from continuing operations	$10,128	$(753)	$9,375

Income from continuing operations per common share
Basic	$1.41		$1.30

Diluted	1.40		1.29

Weighted average shares outstanding
Basic	7,188		7,188

Diluted	7,259		7,259

CORRECTIONAL PROPERTIES TRUST
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2001
(UNAUDITED)
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

		SALE OF
		PAMLICO
		AND
	CPT	MOUNTAIN
	HISTORICAL	VIEW (B)	PRO FORMA
Revenue
Rental	$27,320	$(4,336)	$22,984
Interest	111	(91)	20

	27,431	(4,427)	23,004

Expenses
Depreciation	6,512	(1,163)	5,349
General and administrative	1,673	(32)	1,641
Interest	10,296	(2,670)	7,626

	18,481	(3,865)	14,616

Income from continuing operations	$8,950	$(562)	$8,388

Income from continuing operations per common share
Basic	$1.25		$1.17

Diluted	1.25		1.17

Weighted average shares outstanding
Basic	7,140		7,140

Diluted	7,164		7,164